Exhibit 99.1

Press Release

Cornerstone Therapeutics Acquires Exclusive U.S. Marketing Rights to
PERTZYE® (pancrelipase) for Treatment of Exocrine Pancreatic Insufficiency in
Patients with Cystic Fibrosis

Acquisition of Marketing Rights to FDA Approved Therapy Expands Company’s Cystic
Fibrosis Portfolio

CARY, N.C., May 9, 2013 – Cornerstone Therapeutics Inc. (NASDAQ: CRTX), a specialty pharmaceutical company focused on commercializing products for the hospital and adjacent specialty markets, today announced it has entered into an agreement with Digestive Care, Inc. (DCI) to acquire exclusive U.S. rights to market PERTZYE® (pancrelipase) for the treatment of Exocrine Pancreatic Insufficiency (EPI) due to cystic fibrosis (CF). PERTZYE is a unique pancreatic enzyme product and is protected by several U.S. patents1. The PERTZYE formulation was previously marketed by DCI for more than a decade under the trade name PANCRECARB® MS-16. It is estimated that about 90% of patients with CF receive pancreatic enzyme replacement therapy (PERT)2 with the therapeutic category experiencing 24% annual growth from 2008-2012.

“The acquisition of the exclusive U.S. CF marketing rights for market-ready PERTZYE will have an immediate revenue impact for Cornerstone,” said Craig A. Collard, Cornerstone’s Chief Executive Officer. “With net sales of PERT products reaching approximately $200 million in the CF category in 2012, we see significant opportunity for growth. Also, the addition of PERTZYE complements Cornerstone’s launch of the CF drug BETHKIS® (tobramycin inhalation solution) later this year. This is yet another strategic step in our commitment to building a portfolio of industry-leading brands for the growing U.S. hospital and adjacent specialty markets.”

Dr. Tibor Sipos, President and Chief Scientific Officer of DCI, stated “We are pleased to partner with Cornerstone and are confident that their CF-focused marketing efforts will enhance patient accessibility to PERTZYE and provide support for educational programs. Going forward, DCI’s sales and marketing efforts for PERTZYE will be focused on meeting the needs of patients with EPI due to conditions other than CF in the U.S. market.”

ABOUT PERTZYE (pancrelipase) DELAYED-RELEASE CAPSULES

PERTZYE is approved by the U.S. Food and Drug Administration (FDA) for the treatment of Exocrine Pancreatic Insufficiency due to cystic fibrosis or other conditions. PERTZYE is the only FDA approved PERT containing bicarbonate-buffered, enteric-coated microspheres. This unique formulation was designed to optimize the pH environment for enzyme activity and nutrient absorption1. PERTZYE is currently available in two strengths: 8,000 and 16,000 USP units of lipase/capsule.

IMPORTANT SAFETY INFORMATION ABOUT PERTZYE

Fibrosing colonopathy is associated with high-dose use of pancreatic enzyme replacement. Exercise caution when doses of PERTZYE exceed 2,500 lipase units/kg of body weight per meal (or greater than 10,000 lipase units/kg of body weight per day).

To avoid irritation of oral mucosa, do not chew PERTZYE or retain in the mouth.

Hyperuricemia may develop. Consider monitoring uric acid levels in patients with hyperuricemia, gout, or renal impairment.

Exercise caution when administering pancrelipase to a patient with a known allergy to proteins of porcine origin.

There is theoretical risk of viral transmission with all pancreatic enzyme products including PERTZYE.

The most common adverse reactions (= 10% of patients treated with PERTZYE) are diarrhea, dyspepsia, and cough.

PERTZYE full Prescribing Information and Medication Guide are available at www.pertzye.com.

IMPORTANT SAFETY INFORMATION ABOUT BETHKIS (tobramycin inhalation solution)

BETHKIS® is indicated for the management of cystic fibrosis patients with Pseudomonas aeruginosa. Safety and efficacy have not been demonstrated in patients under the age of six years, patients with FEV1 less than 40% or greater than 80% predicted, or patients colonized with Burkholderia cepacia.

BETHKIS is contraindicated in patients with a known hypersensitivity to any aminoglycoside.
Bronchospasm can occur with inhalation of BETHKIS. Bronchospasm and wheezing should be treated as medically appropriate. Caution should be exercised when prescribing BETHKIS to patients with known or suspected auditory, vestibular, renal, or neuromuscular dysfunction. Audiograms, serum concentration, and renal function should be monitored as appropriate. Avoid concurrent and/or sequential use of BETHKIS with other drugs with neurotoxic or ototoxic potential. BETHKIS should not be administered concurrently with ethacrynic acid, furosemide, urea, or mannitol. Aminoglycosides may aggravate muscle weakness because of a potential curare-like effect on neuromuscular function. Fetal harm can occur when aminoglycosides are administered to a pregnant woman. Apprise women of the potential hazard to the fetus. Common adverse reactions (more than 5%) occurring more frequently in BETHKIS patients are forced expiratory volume decreased, rales, red blood cell sedimentation rate increased, and dysphonia.

BETHKIS full Prescribing Information is available at www.crtx.com.

TRADEMARKS

PERTZYE® (pancrelipase) is owned by Digestive Care, Inc. and is licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States. BETHKIS® (tobramycin inhalation solution) is owned by Chiesi Farmaceutici S.p.A. and is licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States.

About Cornerstone Therapeutics Inc.

Cornerstone Therapeutics Inc. (NASDAQ: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on commercializing products for the hospital and adjacent specialty markets. Key elements of the Company’s strategy are to focus its commercial and development efforts in the hospital and adjacent specialty product sector within the U.S. pharmaceutical marketplace; continue to seek out opportunities to acquire companies, marketed or registration-stage products and late-stage development products that fit within the Company’s focus areas; and generate revenues by marketing approved generic products through the Company’s wholly-owned subsidiary, Aristos Pharmaceuticals, Inc. For more information, visit www.crtx.com.

About Digestive Care, Inc.
Digestive Care, Inc., headquartered in Bethlehem, PA, is a fully integrated pharmaceutical company, founded in 1990, dedicated to developing unique pharmaceutical products to alleviate complications and symptoms of gastrointestinal disorders. For more information, visit www.digestivecare.com.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein, other than statements of historical fact, including our strategy and our future operations and opportunities, including our plans regarding the manner and timing for the launch and sale of PERTZYE, constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including our ability to satisfy FDA and other regulatory requirements, our ability to develop and maintain the necessary sales, marketing, supply chain and distribution capabilities to successfully commercialize PERTZYE, and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the SEC) on March 14, 2013 and in our subsequent filings with the SEC. In addition, the statements in this press release reflect our expectations and beliefs only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as may be required by law. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.

Contacts

CRTX Investor Relations Contact:
Josh Franklin, Vice President, Strategy and Business Development, +1-919-678-6520, josh.franklin@crtx.com

CRTX Media Relations Contact:
FleishmanHillard, Andrea Moody, +1-919-457-0743, andrea.moody@fleishman.com

DCI Contact:
Steve Berens, Vice President Sales and Marketing, +1-610-882-5950; sberens@digestivecare.com

1.	U.S. Patent Numbers: 5,260,074; 5,302,400; 5,324,514; 5,460,812; 5,578,304; 5,750,104.

2.	“Patient Registry Annual Report 2011.” Cystic Fibrosis Foundation. Cystic Fibrosis Foundation. Date Accessed 5/3/13 < http://www.cff.org/UploadedFiles/research/ClinicalResearch/2011-Patient-Registry.pdf>.

PERTZYE® (pancrelipase) Delayed-Release Capsules are manufactured in the USA by Digestive Care, Inc., Bethlehem, PA.